UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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☐ Preliminary Proxy Statement
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☐ Definitive Proxy Statement
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☐ Soliciting Material Pursuant to §240.14a-12

Inland Western Retail Real Estate Trust, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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October 10, 2007

Dear Stockholder:

We are pleased to provide you with your portion of this month’s distribution to stockholders.  Inland Western Retail Real Estate Trust, Inc. (“Inland Western”) currently pays an annualized cash distribution of $0.6425 per share representing a 6.4% yield on a $10.00 share price. If you have invested through a trustee or participate in Direct Deposit or the Distribution Reinvestment Program, a distribution statement is enclosed in lieu of a check.

2007 Annual Meeting

Our 2007 annual meeting will be held on November 13, 2007 at 10:00 am Central Time in our principal offices at 2901 Butterfield Road in Oak Brook, Illinois.  Stockholders of record as of August 31, 2007 should have already received a proxy statement. In addition to the usual business, stockholders are being asked to approve our merger to acquire the external business manager and three property management companies.  Our board of directors unanimously recommends that you vote FOR the merger proposal.  Your vote is very important!  Please take the time to carefully review the proxy statement and place your vote.

The merger cannot be completed without the affirmative vote of the holders of a majority of our outstanding shares excluding any votes cast with respect to shares held by, or held by an affiliate of, our interested directors, Inland Real Estate Investment Corporation, The Inland Group, Inc., or certain stockholders of our Property Managers.   To assist us in obtaining stockholder votes, we have retained Morrow & Company as our proxy solicitor.  Morrow & Company will be calling stockholders who have not voted.  To eliminate such telephone calls, please vote as timely as possible.  If you have not received or have misplaced your proxy statement or have any questions regarding the merger or how to vote, please contact Morrow & Company for assistance at 800.573.4804.  We greatly appreciate your prompt attention to this matter.

Share Repurchase Program

Effective October 1, 2007, stockholders that have beneficially owned Inland Western shares for at least one year may be able to sell their shares to Inland Western at a repurchase price of $10.00 per share. Complete details may be found in the Form 8-K dated December 14, 2006, as filed with the Securities and Exchange Commission.

If you have any questions on your investment, please contact your Registered Representative or Inland Customer Relations at 800.826.8228.

Sincerely,
INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.

Brenda Gail Gujral
Chief Executive Officer
Enclosure

cc: Trustee
Broker/Dealer
Registered Representative

IMPORTANT ADDITIONAL INFORMATION AND WHERE TO FIND IT:

In connection with the proposed merger, Inland Western has filed a definitive proxy statement with the SEC on September 10, 2007.  Stockholders and investors are advised to read the proxy statement that was mailed to them on or about September 13, 2007 as it contains important information about the parties to the merger. Certain of Inland Western’s officers and directors may be deemed to be participants in the solicitation of proxies with respect to the proposed merger. Information regarding such individuals is included in Inland Western’s Annual Report on Form 10-K, as amended by Inland Western’s Annual Report on Form 10K/A previously filed with the SEC, and in the definitive proxy statement. Stockholders and investors may obtain additional information regarding the interests in the merger of Inland Western and its directors and executive officers, which may be different than those of the Inland Western’s stockholders generally, by reading the proxy statement and other relevant documents regarding the merger, which were filed with the SEC.  Stockholders and investors may obtain a free copy of the proxy statement and other relevant documents when they become available, as well as other materials filed with the SEC concerning Inland Western at the SEC’s website at http://www.sec.gov.  Copies of these materials and other documents also may be obtained at no charge from: Inland Western Retail Real Estate Trust, Inc., 2901 Butterfield Road, Oak Brook, IL 60523, attention Vice President – Administration.